SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

VITAL SIGNS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
VITAL SIGNS, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Signs, Inc. (the “Company” or “Vital Signs”) will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Wednesday, May 3, 2006, at 10:00 a.m. local time, to consider and act upon the following:

1.	The election of one director as described in the attached proxy statement.
2.	Any other matter which may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 24, 2006 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jay Sturm Secretary

Totowa, New Jersey
April 3, 2006

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. Returning the proxy will not limit your right to vote at the meeting if you later decide to attend in person.

VITAL SIGNS, INC.
20 Campus Road
Totowa, New Jersey 07512

PROXY STATEMENT

        The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the “Company” or “Vital Signs”), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Wednesday, May 3, 2006, commencing at 10:00 a.m. local time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 3, 2006.

Shareholders Entitled to Vote

        Only holders of record of the Company's Common Stock (the “Common Stock”) at the close of business on March 24, 2006 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 13,072,290 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote and there is no right to cumulate votes in the election of directors.

Voting; Revocation of Proxy; Quorum and Vote Required

        A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR election of the Board's nominee to the Board of Directors.

        A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Costs of Solicitation

        The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Principal Shareholders; Beneficial Ownership of Directors and Officers

        The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 1, 2006 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) each Named Executive Officer (as defined herein), director and nominee of the Company; and (iii) all directors, nominees and current executive officers of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by May 1, 2006.

Shareholder	Number	Percent
Terry D. Wall (c/o Vital Signs, Inc., 20 Campus Road, Totowa, NJ 07512) (1)	2,277,987	17.3%
John Brown, as trustee of trusts established for the benefit of the children of Terry D. Wall (46 Grove Street, Peterborough, NH 03458) (2)	1,571,439	12.0%
Bank of America Trust Company of Delaware, N.A., as trustee of the TW 2005 Trust (4001 Kennett Pike, Suite 206, Greenville, DE 19807) (3)	1,277,936	9.8%
Barclays Global Investors, N.A. (45 Fremont Street, San Francisco, CA 94105-2228)	669,739	5.3%
Royce & Associates, LLC (1414 Avenue of the Americas, New York, NY 10019)	641,774	5.1%
Barry Wicker (4)	263,479	2.0%
David J. Bershad (5)	128,523	1.0%
Howard W. Donnelly (6)	23,500	*
David H. MacCallum (7)	17,750	*
Richard L. Robbins (8)	19,000	*
George A. Schapiro (9)	17,625	*
Alex Chanin (10)	2,500	*
William Craig (11)	6,250	*
Anthony Martino (12)	19,049	*
All directors, nominees and current executive officers as a group (ten persons) (13)	2,775,638	20.7%

*	Represents less than one percent.
(1)	Includes 1,417,894 shares owned by Mr. Wall directly, 706,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 36,893 shares held in the Company's 401(k) plan on Mr. Wall's behalf and 116,452 shares covered by options exercisable by Mr. Wall. Excludes shares held in trust for the benefit of the Walls' children and shares held in the TW 2005 Trust (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Mr. Wall and Carol Vance Wall.
(2)	As trustee of the trusts maintained for the benefit of the children of Terry D. Wall, Mr. Brown has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable SEC regulations.
(3)	Terry Wall established the TW 2005 Trust as an estate planning trust. Pursuant to the terms of the TW 2005 Trust, any one of four members of a committee may cause the assets of the TW 2005 Trust to be transferred to Terry Wall. Alternatively, if the four members of the committee agree, the assets of the TW 2005 Trust could be transferred, in equal one fourth interests, to the members of the committee, who are also the beneficiaries of the TW 2005 Trust. The four members of the committee are Mr. Wall's two adult children, Mr. Wall's brother and Mr. Wall's sister.
(4)	Includes 211,879 shares owned by Mr. Wicker directly, 15,716 shares held in the Company's 401(k) plan on Mr. Wicker's behalf, and 35,884 shares covered by options exercisable by Mr. Wicker. Excludes shares held in life insurance trusts, which shares may not be voted or disposed of by Mr. Wicker or his wife.
(5)	Includes 52,641 shares owned by Mr. Bershad directly, 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership, and 73,882 shares covered by options exercisable by Mr. Bershad.
(6)	These 23,500 shares are covered by options exercisable by Mr. Donnelly.
(7)	These 17,750 shares are covered by options exercisable by Mr. MacCallum.
(8)	These 19,000 shares are covered by options exercisable by Mr. Robbins.
(9)	These 17,625 shares are covered by options exercisable by Mr. Schapiro.
(10)	These 2,500 shares are covered by options exercisable by Mr. Chanin.
(11)	These 6,250 shares are covered by options exercisable by Mr. Craig.

(12)	Includes 25 shares held in the Company's 401(k) plan on Mr. Martino's behalf and 19,024 shares covered by options exercisable by Mr. Martino.
(13)	Includes 331,867 shares covered by options exercisable by the Company's current executive officers, directors and nominees, and 52,634 shares held in the Company's 401(k) plan.

        Percent of class is based on 13,060,512 shares of Common Stock outstanding on March 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 2005 that have not been disclosed previously in the Company's proxy statements, except that Alex Chanin, an executive officer of the Company, filed a late Form 4 for an option exercise and a sale of shares that occurred on March 4, 2005. This late filing was inadvertent, and the filing was made promptly after the failure to file was noted.

Independent Board Members

        The following members of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' (“NASD”) Marketplace rules: Mr. Bershad, Mr. Donnelly, Mr. MacCallum, Mr. Robbins and Mr. Schapiro.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for the nominee, it is intended that the persons named in the proxy will vote for the election of the person named in Table I below to serve until the expiration of his term and thereafter until his successor shall have been duly elected and qualified. If elected, the nominee will serve for a three year term. Discretionary authority is also solicited to vote for the election of a substitute for such nominee who, for any reason presently unknown, cannot be a candidate for election. The nominee is currently a member of the Company's Board of Directors. The term of David J. Bershad also expires at this year's Annual Meeting. Mr. Bershad has decided not to stand for reelection at the Annual Meeting. The Board of Directors will seek to find a new director to fill Mr. Bershad's Board position after the Annual Meeting.

        Table I sets forth the name and age (as of January 1, 2006) of the nominee for election to the Board of Directors, the positions and offices presently held by such person within Vital Signs, the period during which such person has served on the Company's Board of Directors, the expiration of his term and the principal occupations and employment of such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

TABLE I
NOMINEE FOR ELECTION AS DIRECTOR

Name and Age	Director Since	Expiration of Term if Elected	Business Experience(A)
Howard W. Donnelly, 44	2002	2009	President and principal of Concert Medical, LLC (a contract manufacturer to medical device companies) (February, 2005 to present); Principal of Thermics, Inc. (an early stage company focused on hypothermia management) (November, 2004 to present); Principal of Macosta-Medical USA, LLC (an early stage company focused on regional anesthesia) (October, 2002 to present); President of Level 1, Inc. (a medical device manufacturer and a wholly-owned subsidiary of Smith Industries) (March, 1999 to April, 2002); Vice President of Business Planning and Development for Pfizer Inc.'s Medical Technology Group (a pharmaceutical company) (1997 to 1999). He is also a director of AngioDynamics, Inc.

TABLE II
CONTINUING DIRECTORS

Name and Age	Director Since	Expiration of Term	Business Experience(A)
David H. MacCallum, 68	2002	2007	Managing Partner of Outer Islands Capital (private equity partnership) (April, 2000 to present); Managing Director-Global Head of Health Care Investment Banking, Salomon Smith Barney (investment banking firm) (1999 to November, 2001); Executive Vice President, Head of Health Care, ING Baring Furman Selz, LLC (investment banking firm) (April, 1998 to June, 1999); Managing Director-Global Head of Health Care Investment Banking, Union Bank of Switzerland (investment banking firm) (1994 to March, 1998); Managing Director-Head of the Health Care Business (1983 to 1992) and Co-Head of Investment Banking (1992 to 1994), Hambrecht & Quist LLC (investment banking firm). He is also a director of MannKind Corp. and ZymoGenetics, Inc.
Richard L. Robbins, 65	2003	2007	Senior Vice President, Financial Reporting and Control and Principal Financial Officer of Footstar, Inc.* (nationwide retailer of footwear) (2003 to March 31, 2006*); Partner, Robbins Consulting LLP (financial, strategic and management consulting firm) (July, 2002 to October, 2003); Partner of Arthur Andersen LLP (1978 to 2002). He is also a director and serves on the audit committee of BioScrip, Inc., a company engaged in providing pharmaceutical care solutions.

Name and Age	Director Since	Expiration of Term	Business Experience(A)
George A. Schapiro, 59	2003	2007	General Management Consultant (1991 to present); Executive Vice President, Director and Executive Committee member of the Anesthesia Patient Safety Foundation; President/Chief Executive Officer of Andros Incorporated (a supplier of gas analyzers to the patient monitoring industry) (1976 to 1991); previously employed by the Hewlett-Packard Company where, from 1974 to 1976, he was responsible for that company's patient monitoring product line.
Terry D. Wall, 64	1972	2008	President and Chief Executive Officer of the Company.
Barry Wicker, 65	1985	2008	Executive Vice President—Sales of the Company; Chief Operating Officer of the Company (June, 2005 to present).

(A)	In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years.
*	On March 3, 2004, Footstar, Inc. announced that, in order to effect a financial and operational restructuring, it and substantially all of its subsidiaries filed voluntary petitions on March 2, 2004 with the U.S. Bankruptcy Court for the Southern District of New York for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Footstar, Inc. emerged from bankruptcy on February 7, 2006. Mr. Robbins resigned as an officer of Footstar, Inc. on March 31, 2006.

Summary of Cash and Certain Other Compensation

        The following table sets forth, for the fiscal years ended September 30, 2005, 2004 and 2003, the annual and long-term compensation of the Company's Chief Executive Officer and the other individuals who served as executive officers of the Company at the end of fiscal 2005 and received greater than $100,000 in salary and bonus during fiscal 2005 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(A)	Other Annual Compensation(B)	Common Shares Subject to Options Granted(#)	All Other Compensation(C)
Terry D. Wall President and Chief Executive Officer	2005 2004 2003	$313,096 233,077 225,000	$60,381 11,138 10,735	$7,800 6,450 6,000	50,000 — —	$5,629 4,721 4,279
Barry Wicker Executive Vice President—Sales and Chief Operating Officer	2005 2004 2003	172,194 151,976 151,250	38,061 5,241 7,331	7,800 6,450 6,000	— — —	3,890 3,626 4,398
William Craig(D) Executive Vice President and Chief Financial Officer	2005	103,923	3,712	—	25,000	1,072
Alex Chanin Executive Vice President and Chief Information Officer	2005 2004 2003	166,350 152,885 130,000	22,275 — 65,000	9,000 9,000 6,000	— 10,000 —	3,892 3,696 1,606
Anthony P. Martino Vice President, Quality and Regulatory Affairs	2005 2004 2003	145,481 137,707 130,000	25,984 6,608 6,325	7,800 6,450 6,325	— — 25,000	3,754 3,437 3,186

(A)	Reflects bonuses in the fiscal year earned, which may not correspond with the fiscal year paid. Bonuses earned in fiscal 2005 were awarded under the Company's Well-Pay Policy and Bonus Plan. The Well-Pay Policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $400 are earned by employees having perfect attendance for one or more consecutive years. The Bonus Plan was adopted in March 2005. See “Report of the Compensation Committee”.
(B)	Comprised entirely of monthly car allowances.
(C)	“Compensation” reported under this column for the year ended September 30, 2005 includes: (i) contributions of $3,907, $2,617, $0, $2,630 and $2,624, respectively, for Messrs. Wall, Wicker, Craig, Chanin and Martino, respectively, to the Company's 401(k) Plan on behalf of the Named Executive Officers to match pre-tax elective deferral contributions (included under “Salary”) made by each Named Executive Officer to that Plan and (ii) premiums of $1,722, $1,273, $1,072, $1,262 and $1,130 respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Wicker, Craig, Chanin and Martino, respectively.
(D)	Mr. Craig joined the Company in March 2005.

Stock Options

        The following table contains information regarding the grant of stock options to the Named Executive Officers during the year ended September 30, 2005. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the following table sets forth the hypothetical gains or “options spreads” that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5%($)	10%($)
Terry D. Wall	50,000	31.23%	$41.26	2/8/2015	$1,297,410	$3,287,891
Barry Wicker	—	—	—	—	—	—
William Craig	25,000	15.62%	41.20	3/14/2015	647,761	1,641,555
Alex Chanin	—	—	—	—	—	—
Anthony P. Martino	—	—	—	—	—	—

        The following table provides data regarding the number of shares acquired on exercise, the value realized, and the number and value of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Executive Officers at September 30, 2005. The closing sales price of the Company's Common Stock on September 30, 2005 was $46.09.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

			Number of Shares Underlying Unexercised Options at Year End(#)		Value of Unexercised In the Money Options at Year End($)
	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Terry D. Wall	—	—	103,952	50,000	$2,450,765	$241,500
Barry Wicker	—	—	55,884	—	1,324,773	—
William Craig	—	—	—	25,000	—	122,250
Alex Chanin	3,324	41,608	2,500	7,500	43,925	131,775
Anthony P. Martino	—	—	12,774	12,500	238,919	232,250

Arrangements with Directors

        The Company's 2002 Stock Incentive Plan provides that each non-employee director will automatically receive options covering 4,000 shares of Common Stock (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the 2002 Stock Incentive Plan. One half of the automatic option grants made to non-employee directors under the 2002 Stock Incentive Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

        In addition, the chairman of the Audit Committee and the chairman of the Compensation Committee each receive an annual option grant covering 2,000 shares of Common Stock and each other member of the Audit Committee and the Compensation Committee receives an annual option grant covering 1,000 shares of Common Stock.

        Each non-employee director receives a quarterly retainer of $2,000, $1,000 for each Board meeting attended in person, $200 for each Board meeting participated in by telephone and $500 for each committee meeting attended.

        During fiscal 2005, Mr. MacCallum was granted options to purchase 9,000 shares at $39.66 per share, Mr. Robbins was granted options to purchase 10,000 shares at $39.66 per share, Mr. Schapiro was granted options to purchase 9,000 shares at $39.66 per share, Mr. Donnelly was granted options to purchase 11,000 shares at $39.66 per share and Mr. Bershad was granted options to purchase 8,000 shares at $39.66 per share. During fiscal 2005, the directors of the Company received Board fees amounting to $10,600 for Mr. MacCallum, $11,100 for Mr. Robbins, $11,100 for Mr. Schapiro, $10,400 for Mr. Donnelly and $9,400 for Mr. Bershad.

Shareholder Communication with the Board

        The Company's Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Vital Signs' Secretary and should be sent to such individual at the Company's headquarters office, 20 Campus Road, Totowa, New Jersey 07512. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Secretary's receipt of such a communication, the Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

        Board members are encouraged, but not required by any specific Board policy, to attend the Company's annual meeting of shareholders. All of the directors attended the 2005 Annual Meeting of Shareholders.

The Board of Directors; Committees of the Board

        The Board of Directors of the Company held seven meetings during the fiscal year ended September 30, 2005. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met four times during the year ended September 30, 2005. The Audit Committee presently consists of Messrs. Robbins, Donnelly and Schapiro.

        The Compensation Committee, comprised of Messrs. Donnelly and MacCallum, administers the Company's stock option plans and Investment Plan and is also responsible for determining the compensation of the Company's chief executive officer and other executive officers. The Compensation Committee met two times during the year ended September 30, 2005.

        Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

Nominating Committee Matters

        The Nominating Committee is comprised of Messrs. Bershad, Donnelly, MacCallum, Robbins and Schapiro.

        Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee's charter was attached to the Company's 2004 proxy statement as Appendix 1.

        Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

        Procedures for Considering Nominations Made by Shareholders. The Nominating Committee's charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

        Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation in the Company's industry for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

        Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

        Third Party Recommendations. In connection with the 2006 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company's Common Stock for at least one year.

Audit Committee Matters

        The following report of the Audit Committee is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

        Audit Committee Charter. The Audit Committee has adopted a written charter which was filed as Appendix 2 to the Company's 2004 proxy statement.

        Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. Each of the members of the Audit Committee, Messrs. Robbins, Donnelly and Schapiro, have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' (“NASD”) Marketplace Rules and under the SEC's Rule 10A-3. The Company's Board of Directors has determined that Mr. Robbins, the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by Item 401(h) of the SEC's Regulation S-K.

        Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005:

(1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

(2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

(3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors Richard L. Robbins , Howard W. Donnelly, George A. Schapiro

Compensation Committee Interlocks and Insider Participation

        None of the current members of the Compensation Committee, nor anyone who served on the Compensation Committee during the fiscal year ended September 30, 2005, is an officer, employee or former officer of the Company.

Report of the Compensation Committee

        The following report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

        Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Compensation Committee regarding compensation policies as they affect Mr. Wall and the other Named Executive Officers.

        The Compensation Committee views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

        Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of comparable companies. In determining Mr. Wall's salary for the fiscal year ended September 30, 2005, the Compensation Committee determined that such salary should be comparable to the salaries of chief executive officers of comparable companies, regardless of Mr. Wall's significant ownership of the Company's Common Stock. Accordingly, the Compensation Committee reviewed the salaries of chief executive officers of medical device companies of a size and profitability comparable to Vital Signs. As a result of this review, the Compensation Committee determined to increase Mr. Wall's salary to approximately $313,000 for fiscal 2005 from approximately $233,000 for fiscal 2004. The Compensation Committee believes that Mr. Wall's salary still is below the salaries of his peers at comparable companies, and intends to continue to review and adjust his salary in the future, with the objective of bringing it to a level which is comparable to the salaries of chief executive officers of comparable companies.

        On March 8, 2005, the Compensation Committee adopted the 2005 Executive Bonus Plan (the “Bonus Plan”). Pursuant to the Bonus Plan, specified officers, including executive officers, of the Company are eligible to receive bonuses based upon increases in the profitability of the Company's anesthesia, respiratory and critical care businesses and based upon increases in the Company's overall profitability. Under each of the two components of the Bonus Plan, participants could be eligible for bonuses of up to 60% of annual salary. Mr. Wall received a bonus of approximately $60,000 under the Bonus Plan for fiscal 2005, as a result of increases in the profitability of the Company's anesthesia, respiratory and critical care businesses, as well as increases in the Company's overall profitability (including at the Company's Thomas Medical Products, Breas and Sleep Services of America subsidiaries).

        Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Compensation Committee believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company. Mr. Wall, who had not received a stock option grant in several years, was granted an option to purchase 50,000 shares of the Company's Common Stock in fiscal 2005.

        Mr. Wall makes recommendations to the Compensation Committee with respect to the compensation of the other Named Executive Officers. In reviewing such recommendations and determining the compensation for the other Named Executive Officers for fiscal 2005, the Compensation Committee considered each individual's prior experience, experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities. The Compensation Committee also reviewed the compensation of executive officers of comparable companies. The other Named Executive Officers participated in the Bonus Plan for fiscal 2005. Mr. Craig received a stock option grant covering 25,000 shares of Common Stock upon joining the Company.

        The Compensation Committee believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Committee's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

By:	The Compensation Committee of the Board of Directors

David H. MacCallum Howard W. Donnelly

Shareholder Return Comparison

        Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock on an indexed basis against the cumulative total returns of the Nasdaq Market Index and the Hemscott (formerly, Media General) Medical Instruments and Supplies Group Index (consisting of 127 publicly traded medical instrument and device companies) (“Hemscott Group Index”) for the period from October 1, 2000 (October 1, 2000 = 100) through September 30, 2005.

        The following graph is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG VITAL SIGNS, INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON OCT. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2005

DOLLARS

200

175

150

125

100

75

50

25

0

2000

2001

2002

2003

2004

2005

VITAL SIGNS, INC.

HEMSCOTT GROUP INDEX

NASDAQ MARKET INDEX

Audit Fees and Related Matters

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by the Company's independent accountants, Goldstein Golub Kessler LLP (“GGK”) and American Express Tax and Business Services (“TBS”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

        Through September 30, 2005, GGK had a continuing relationship with TBS, from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provided non-audit services. Subsequent to September 30, 2005, this relationship ceased and GGK established a similar relationship with RSM McGladrey, Inc. (“RSM”). GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

        Audit Fees. Audit fees billed or expected to be billed to Vital Signs, Inc. by GGK for the audit of the financial statements included in Vital Signs' Annual Report on Form 10-K, and reviews of the financial statements included in Vital Signs' Quarterly Reports on Form 10-Q, for the years ended September 30, 2005 and 2004 totaled approximately $544,000 and $278,000, respectively.

        Audit-Related Fees. The Company was billed $59,000 and $102,000 by GGK and TBS for the fiscal years ended September 30, 2005 and 2004, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption Audit Fees above.

        Tax Fees. The Company was billed an aggregate of $24,000 and $56,000 by TBS for the fiscal years ended September 30, 2005 and 2004, respectively, for tax services, principally advice regarding the preparation of income tax returns, tax advice and planning services related to income tax returns.

        All Other Fees. There were no billings for other services provided by GGK and TBS for the fiscal years ended September 30, 2005 and 2004.

        Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees and Tax Fees are compatible with maintaining the independence of the Company's principal accountant.

        Applicable law and regulations provide an exemption that permits certain services to be provided by the Company's outside auditors even if they are not pre-approved. The Company did not rely on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Relationship with Independent Public Accountants

        GGK has been selected by the Board of Directors to audit and report on the Company's financial statements for the fiscal year ending September 30, 2006. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders. GGK has audited the Company's financial statements for more than the past five years.

Other Matters

        At the time that this proxy statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

        If a shareholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2007 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices by December 4, 2006, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2007 Annual Meeting.

        If a shareholder desires to bring business before the 2007 Annual Meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the 2007 Annual Meeting. A copy of these procedures is available upon request from the Secretary of the Company.

        One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the shareholder proposes to bring before the 2007 Annual Meeting. Notice of business proposed to be brought before the 2007 Annual Meeting or notice of a proposed nomination to the Board of Directors must be received by the Secretary of the Company no earlier than 120 days prior to the first anniversary of the 2006 Annual Meeting date and no later than the later of the 90th day prior to the first anniversary of the 2006 Annual Meeting date or the tenth day after the Company publicly announces the date of the 2007 Annual Meeting.

By Order of the Board of Directors

Jay Sturm, Secretary

Dated: April 3, 2006

        A copy of an annual report for the year ended September 30, 2005, including financial statements, accompanies this proxy statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Copies of the Company's Annual Report on Form 10-K are available without charge by contacting the Company by telephone at 973-790-1330 or by writing to: Investor Relations, Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

Appendix 1

PROXY

VITAL SIGNS, INC.

THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2006

     The shareholder of Vital Signs, Inc. (the “Company”) whose signature appears on the reverse side hereof hereby appoints William H. Craig, Jay Sturm and Richard Feigel, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, 20 Campus Road, Totowa, New Jersey, on Wednesday, May 3, 2006, at 10:00 a.m. local time, or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEE FOR DIRECTOR.

     The proposals set forth on the reverse side are more fully described in the Vital Signs, Inc. Notice of Annual Meeting and Proxy Statement (the Proxy Statement).

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

VITAL SIGNS, INC.

May 3, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS (for the terms described in the Proxy Statement): (to be elected by the holders of Common Stock):				2. The transaction of such other business as may properly come before the meeting, and any adjournment thereof. The Board is not currently aware of any such business.
NOMINEE:
☐	FOR THE NOMINEE	Howard W. Donnelly
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

The Board of Directors Recommends a Vote “FOR THE NOMINEE”.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.